UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

The Securities Exchange Act of 1934

IMC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	45-3119793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12121 Jones Rd., Houston, TX	77070
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 858-518-0447

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

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SHELL COMPANY STATUS

We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders’ ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. See “Risk Factors” for the risks of investing in a shell company.

EMERGING GROWTH COMPANY STATUS

Under the recently enacted Jumpstart Our Business Startups Act (the "JOBS Act"), the information that we are required to disclose has been reduced in a number of ways.

As a company that had gross revenues of less than $1 billion during our last fiscal year, we are an "emerging growth company," as defined in the JOBS Act (an "EGC"). We will retain that status until the earliest of (A) the last day of the fiscal year in which we have total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the JOBS Act) or more; (B) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act of 1933; (C) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (D) the date on which we are deemed to be a "large accelerated filer," as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, we are relieved from certain significant requirements, including the following:

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As an EGC we are excluded from Section 404(b) of Sarbanes-Oxley, which otherwise may have required our auditors to attest to and report on our internal control over financial reporting. The JOBS Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor's report to include auditor discussion and analysis (each of which is currently under consideration by the PCAOB) shall not apply to an audit of an EGC and (ii) any other future rules adopted by the PCAOB will not apply to our audits unless the SEC determines otherwise.

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The JOBS Act amended Section 7(a) of the Securities Act to provide that as an EGC we need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, as an EGC we are not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an "issuer" as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable to us if we were required to comply with them. Also, as long as we are an EGC, we may continue to comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a "smaller reporting company."

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In the event that we register our Common Stock under the Exchange Act, the JOBS Act will also exempt us from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act, (ii) the requirements of Section 14A(b) of the Exchange Act relating to stockholder advisory votes on "golden parachute" compensation, (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance, and the requirement of Section 953(b)(1) of the Dodd-Frank Act, which will require disclosure as to the relationship between the compensation of our chief executive officer and median employee pay.

As an EGC, we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for such new or revised standards.

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FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled "Business", "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations". These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements, expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to market, commercialize and achieve market acceptance for our products;

•	the anticipated progress of our research and product development activities;

•	our ability to successfully complete the development of our current product candidates;

•	our ability to generate additional product candidates in the future;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the need for additional funding;

•	the loss of key personnel or failure to attract, integrate and retain additional personnel;

•	the cost of the production of our products;

•	economic downturns;

•	our ability to innovate;

•	the level of competition in our industry and our ability to compete;

•	our ability to respond to changes in our industry;

•	our ability to scale our business; and

•	our ability to maintain supplier relationships.

In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would," and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this registration statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

You should refer to the section of this registration statement entitled "Risk Factors" for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this registration statement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake to update any of the forward-looking statements after the date of this registration statement, except to the extent required by applicable securities laws.

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Item 1. Business

General

The Company is a development stage company that is in the process of implementing its business plan, but has had no revenues to date. We are not a blank check company and have no plans or intention to engage in a merger or acquisition with an unidentified company, companies, entity or person, nor do we nor any of our affiliates intend for the Company, once it is publicly traded, to be used as a vehicle for some other private company to become a publicly traded company.

The Company was originally formed as IMC Holdings, LLC, a Texas limited liability company ("LLC") on August 10, 2005 and operated as an LLC. On August 13, 2012, the LLC merged with and into IMC Holdings Inc. (the "Merger"). IMC Holdings Inc. was incorporated under the laws of the State of Nevada on August 26, 2011. Prior to the merger, IMC Holdings, LLC had minimal business operations other than maintaining its good standing in the state of Texas. Pursuant to the Merger, 1,000,000 shares of common stock of the Company were issued to Robert Zayas, M.D. in exchange for all of the membership interests in IMC Holdings, LLC.

As a result of the Merger, the license agreement between Z Healthcare Management LP, a Texas limited partnership ("ZHM")and the LLC became null and void and, thus, shortly after the Merger, on September 1, 2012, IMC Holdings Inc. obtained the rights to license (the "License") the software owned by ZHM whose General Partner is Z Healthcare Systems, Inc., a Texas corporation and whose majority shareholder is Robert Zayas, M.D, (also known as Roberto Zayas Jr., M.D.) the majority shareholder, President and a director of the Company. On September 1, 2012, in exchange for the License, the Company issued 19,000,000 common shares to ZHM, which was the previously agreed upon valuation with the LLC for the License.

The Company presently has limited capital resources to enable it to fund its planned operations. We anticipate that we have the ability to fund our operations for a period of 3 months. However, this will not allow us to roll-out the implementation of our software products in the marketplace. To do that we will need an estimated $500,000.

Products

The License enables IMC to sub-license a comprehensive electronic medical practice management (EPM) and electronic medical records (EMR) software package (the "Software"). The Software is designed to support a full range of medical practices and medical specialties, allowing physicians, groups, plans and healthcare organizations to improve patient care, streamline work flow and meet objectives while cutting costs, improving productivity and maximizing profits. The Software provides a potential licensee with scheduling, registration, custom reporting, billing, collections, and the ability to electronically manage medical records. Also, the data obtained from the use of the Software may be used for outcomes analysis and to track marketing in a medical practice. The Software can be customized, using many medical specialty specific templates available within the Software. Customization services are offered by IMC or the licensee may choose to customize the Software using its own resources.

The EMR part of the software, streamlines and digitizes all aspects of the documentation of patient care. The EPM system integrates with EMR seamlessly and electronically facilitates the use of that data with the requirements of billing, collections, claims, scheduling, reports, lab results, imaging, referrals and other clinical and practice procedures, as well as payroll services, online banking, accounting and bank account reconciliation. The Software provides a level of connectivity that allows access across physical locations and staff functions, improves the speed and quality of patient care and provides a high level of accuracy.

The Software provides data displays that are viewer "friendly", which we believe is in keeping with the progression of the natural workflow to which medical office workers have become accustomed. The Software minimizes the number of "click-throughs" to key functions, thereby increasing efficiency. The Software's data mining capabilities are designed to group and make accessible information we believe has not been previously available, enabling more effective treatment protocols and outcome studies to be undertaken.

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The Software also provides an integrated system that links all the functions of the front office, back office, collections and billing (collectively the "Modules" and individually a "Module") while also providing each Module's the ability to be used independently. This, combined with the Software's, what we call "Decision Tree" design intelligence, allows for increased functionality and flexibility. "Decision Trees" are set up as snapshots of procedures, workflow and decision flow charts and are adapted to suit the specific requirements of different specialties or applications. With the flexibility of our Software and Decision Tree design intelligence, we aim to provide a useful tool for clinics to enhance their own programs and product lines by cutting costs and improving service.

Our License

During the past several years Dr. Zayas, has created and developed the software we have licensed. In August, 2010, Dr. Zayas assigned the software to Z Healthcare Management, LP, ("ZHM") our licensor. The License grants us the exclusive right to market, sell, and sub-license the software products and ancillary materials to healthcare organizations and operations worldwide, subject to a reservation of rights to use and license the Software to any entity that is owned or controlled by Dr. Zayas. In consideration for the granting of the License, we have agreed to pay to ZHM a royalty fee of 12.5% of the Net Sales Price of all Software sold or licensed and a royalty of 5% of all revenues earned by us for services related to the Software. There is no minimum royalty that must be paid, except that commencing on the second anniversary of the License period, a minimum payment of $99,000 per the completion of four consecutive quarters in lieu of royalties must be paid. The License has a term of month to month.

The Software is defined as "all software, computer programs, documentation and materials in and arising from the Software". The "related services" are defined as "all services, including training and maintenance, associated with or intended for the Software and related technology".

The License further provides that:

•	The Licensor is not responsible for maintenance and support, but if maintenance and support is requested, the Licensor may supply same at market rates.

•	We may develop separate documentation and related software materials (including user manuals) for the benefit of sub-licensees and for our sales and marketing efforts. Licensor shall in good faith provide reasonable assistance to us for such development efforts. Licensor may, however, charge us for employee or contractor man-hours incurred by Licensor during such assistance.

•	Licensor has no obligation to create, but we have right to obtain all released versions and revisions and to have it transfer to us.

•	Customization of the Software shall be our responsibility. Any arrangement placing customization and related programming work responsibilities on ZHM shall be negotiated separately and in good faith.

•	No Training: all training shall be the responsibility of Licensee. Any arrangement regarding training assistance from ZHM shall be negotiated separately and in good faith.

The Industry

Development of the Market

Electronic medical records (EMRs) automate the clinical operations of healthcare providers. They provide digital storage of patient charts, and include functionality to track patient demographics, histories, SOAP notes, medications, test results and more.

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Electronic Medical Practice Management (EPMs) is, in effect, the back office of a medical practice, coordinating scheduling, billing, collections and other aspects of the business side of a medical practice.

Electronic medical records are also referred to as electronic health records (EHRs), digital medical records or computerized medical records. By generally accepted definition, an EMR is an electronic record of patients' medical histories, created and stored at a single location. Meanwhile, an EHR is the comprehensive collection of patient medical records created and stored at multiple locations.

Collectively, the EMR, and EPM and are transforming the way modern physician offices and clinics operate. This market has evolved with the growth of the Internet, the computer and specialized software. One factor for its growth is the benefits that it provides to physician offices. It is the belief of the Company that the following are the minimum benefits that should be realized with a successful implementation:

☐	Improved Efficiency. Physician practices should find themselves with more time to focus on patient care as they eliminate paperwork, speed up medical charting, receive lab test results electronically, and prescribe electronically.

☐	More Time for More Patients. As physicians and support staff spend less time tracking paperwork, they should be able to see more patients. EMRs should also allow physicians to complete and document patient encounters more quickly, further increasing their ability to see more patients.

☐	Increased Collections. Electronic patient records provide physicians with the necessary documentation to support claims sent to insurance companies, Medicare, and Medicaid. Integrated features for E&M coding also help providers code visits appropriately and confidently. Of course, seeing more patients should naturally increase collections as well. This is one of the top benefits of electronic health records.

☐	Improved Quality of Care. Features such as integrated drug databases, symptom checks, and drug interaction verification help physicians prescribe the correct medications and dosages. EMRs can also provide prompts to physicians based on inputs of patient chief complaints and/or risky demographic factors. This is another one of the many advantages of electronic health records systems.

Over and above those benefits are the incentives offered by the United States government under the Affordable Care Act and other related laws which passed the Congress in recent years and were signed into law.

A Solution for Accountable Care

Key healthcare stakeholders have proposed several solutions that fall under the general heading of Value-Driven Healthcare. The federal government's leadership in this arena includes the HITECH Act, new payment models, such as Patient Centered Medical Home, and Accountable Care Organizations (ACOs), and demonstration projects, such as the Comprehensive Primary Care Initiative. Each of these efforts hinges on the need to improve care coordination between teams of providers and streamline transitions in care—the movement of patients from one care setting to another—which remains the weakest link in the healthcare chain. The Company believes that an interoperable, connected EMR/EHR/EPM is a required element to improve care transitions and ensure that providers in every setting have access to the latest information on their patients and to allow patients to be involved in their own healthcare management.

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Recent Industry Developments

In February 17, 2009, President Barack Obama signed the American Recovery & Reinvestment Act (ARRA), which incorporated the HITECH Act (HITECH) and federal Meaningful Use incentive program. HITECH provides financial incentives through the Centers for Medicare and Medicaid Services (CMS) to physicians and hospitals that prove they have adopted and are using Electronic Health Record (EHR) technology to improve both the quality and cost-effectiveness of patient care. It is the Company’s belief that there are studies which demonstrate that effective use of EMR/EHRs can reduce medical errors, improve clinical quality and lead to better patient outcomes by enabling real-time access to patient records, medical information and best practices, and electronic connectivity to all healthcare stakeholders, including patients. In addition to other components of the law, the ARRA provides for what is expected to be approximately $30 billion in funds to encourage health information technology utilization. It is the Company’s understanding that the total included $2 billion in discretionary funds for supporting programs and an estimated $27 billion for incentives that began to be distributed through Medicare and Medicaid beginning in 2011 to promote widespread adoption and use of interoperable healthcare IT systems, such as the EMR/EHR. It is the Company’s understanding that Physicians who have not adopted certified EHR systems by 2014 will have their Medicare reimbursements reduced by up to 5 percent over a period of time beginning in 2015. It is our understanding that such reductions have been implemented by Medicare in early 2015.

Through the Meaningful Use incentives, CMS provides physicians with financial incentive payments of up to $44,000 for Medicare providers or $64,000 for Medicaid providers over five years, beginning in 2011, for deploying and using a certified EMR/EHR to care for patients. The Company believes that the law already has ignited significant job growth in the information technology sector and, according to a Congressional Budget Office, review of the law's impact is expected to drive up to 90 percent of US physicians to adopt EMR/EHRs in the next decade.

The U.S. Department of Health & Human Services announced in July 2012 within the final regulation related to Stage 2 of the Meaningful Use Electronic Health Record Incentive Program that providers (hospitals and physicians) who attested to their participation in 2011 will not have to start complying with Stage 2 requirements until 2014 rather than the originally scheduled 2013. The deferral was provided in order to provide sufficient time to develop and test updates to software applications meeting the anticipated Stage 2 requirements and transition all providers participating in the program to the updated applications while also ensuring patient safety. To date the deferral has not provided incentive or disincentive for new orders. Additionally, those participating in 2014 were only required to do so for a single quarter, not for a full twelve months as originally required, and all participating providers will be required to use the 2014 Edition of the EHR provided by their software vendor. Under this change, we had to transition all clients who have attested in 2011, 2012 and/or 2013 to the 2014 Editions of our software by the time they start their program participation in 2014. The required implementation of new diagnosis and disease codes under ANSI-5010 and ICD-10 by 2013 is also of immediate interest to our client base. These regulations will present a positive opportunity for the company in the context of product upgrades, client service and training. However, the adoption of these standards and the deadline that corresponds with the start of the 2014 period for the EHR Incentive Program could place additional burden on us to meet implementation and training demands during a period of significant client upgrades and new orders associated with accelerating EHR adoption. Another factor impacting demand for our solutions is the significant revision to provider reimbursement that is being undertaken at the federal level, fostering the move to a value-based system of care. As an example, the Centers for Medicare and Medicaid Services, or CMS, announced the Comprehensive Primary Care Initiative designed to reward providers who demonstrate an emphasis on cost containment and quality improvement specifically through care coordination and an increased emphasis on the role of the primary care provider. Healthcare organizations will need solutions like ours to shift from fee-for-service to fee-for-outcomes because their basic reimbursement will be based, ultimately, on proving quality outcomes that are captured, communicated, measured and shared with other relevant providers. Coordinated care models, of which Accountable Care Organizations (ACOs) are one example, will require an interoperable Electronic Health Record that connects providers across entire communities to coordinate care. To date t here have been no other material changes in the EMR/EHR requirements since 2014.

On January 25, 2013, the Federal Register published the final omnibus rules of the U.S. Department of Health and Human Services (HHS) which modify the HIPAA Privacy, Security, Breach Notification and Enforcement Rules. These rules impose additional obligations and burdens on covered entities, business associates and subcontractors relating to the privacy and security of Protected Health Information. Much of the Privacy and all of the Security Rule now applies directly to business associates and their subcontractors. These new rules may increase the cost of compliance and could subject us to additional enforcement actions.

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Government Regulations.

In general, regulations in this area impose certain requirements which can be burdensome and evolve regularly, meaning that any potential benefits may be reversed by a newly-promulgated regulation that adversely affects our business model. Aspects of our clinical products are affected by such regulation because of the need of our customers to comply, as discussed above. Compliance with these regulations could be burdensome, time-consuming and expensive. We also are subject, as discussed above, to future legislation and regulations concerning the development and marketing of healthcare software systems or requirements related to product functionality. These could increase the cost and time necessary to market new services and could affect us in other respects not presently foreseeable.

Electronic Health Records.

A number of important federal and state laws govern the use and content of electronic health record systems, including fraud and abuse laws that may affect the donation of such technology. As a company that provides electronic health record systems to a variety of providers of healthcare, our systems and services must be designed in a manner that facilitates our customers' compliance with these laws. Because this is a topic of increasing state and federal regulation, we continue to monitor legislative and regulatory developments that might affect our business practices as they relate to electronic health record systems, revenue cycle management systems, e-Prescribing and others. We cannot predict the content or effect of possible future regulation on our business practices.

Additionally, recently enacted public laws reforming the U.S. healthcare system may have an impact on our business. The Patient Protection and Affordable Care Act (H.R. 3590; Public Law 111-148) ("PPACA") and The Health Care and Education and Reconciliation Act of 2010 (H.R. 4872) (the "Reconciliation Act"), which amends the PPACA (collectively the "Health Reform Laws"), were signed into law in March 2010. The Health Reform Laws contain various provisions which may impact the Company and our customers. Some of these provisions (including Accountable Care Organizations and the Comprehensive Primary Care Initiative) may have a positive impact by requiring the expanded use of electronic health records and analytics tools to participate in certain federal programs, for example, while others, such as those mandating reductions in reimbursement for certain types of providers, may have a negative impact by reducing the resources available to purchase our products. Increases in fraud and abuse enforcement and penalties may also adversely affect participants in the healthcare sector, including the Company. Additionally, conversations continue in Congress around the Medicare Sustainable Growth Rate reimbursement model and possible replacement payment methodologies, some of which would further encourage the adoption of health information technology in order to satisfy possible new requirements tying the report of quality measurements to the receipt of payment through Medicare but which also currently raise ambiguity among physician populations and healthcare organizations.

Narrative Description of the Business

Product Development

The business management software industry is characterized by continuing improvements in technology, resulting in the frequent introduction of new products, short product life cycles, changes in customer needs and continual improvement in product performance characteristics. To be successful, we must be cost-effective and timely in enhancing our current software applications, developing new innovative software solutions that address the increasingly sophisticated and varied needs of an evolving range of customers, and anticipating technological advances and evolving industry standards and practices.

The Company's research and development strategy is to continue to enhance the functionality of its software products through new releases and new feature developments. We will also continue to evaluate opportunities for developing new software so that health care organizations may further streamline and automate the tasks associated with administering their businesses. The Company seeks to simultaneously allow organizations to improve their productivity while reducing their costs associated with those business tasks.

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Through March 31, 2015, the Company has only installed its software solutions products in medical offices associated with Dr. Robert Zayas and no outside sales of our products have been made to third parties. As a result, through March 31, 2015, the Company has incurred net losses of $236,609.

The Company presently has limited capital resources to enable it to fund its planned operations. We anticipate that we have the ability to fund our operations for a period of 3 months. However, this will not allow us to roll-out the implementation of our software products in the marketplace. To do that we will need an estimated $500,000.

With proper funding in the next 12 months of a minimum of $500,000, we expect to be able to market our product to third party medical providers prior to the end of that 12 month period. However, there is no assurance that such funding will be available or secured.

Software Solutions

Our Software solutions:

The "EMR Solution" is designed to enhance physician productivity using Tablet PCs, wireless handheld device, or a desktop workstation for the purpose of automating the most common physician activities, including prescribing, dictating, ordering lab tests and viewing results, documenting clinical encounters and capturing charges, among others. Our Software has the functionality to handle the complexities of small to large physician practices and provides an electronic repository for all patient record information including patient charts, office notes, lab results, explanation of benefits and referral letters among other paper based documents.

The "Scheduling, Billing Payment Solution" is a practice management system that streamlines administrative aspects of physician and clinical practices, including patient scheduling, electronic remittances, electronic claims submission and electronic statement production. This system also provides multiple resource scheduling, instant reporting and referral tracking. Our electronic data interchange solution facilitates statement management processing, claims management processing, electronic remittances and appointment reminders.

The "Prescribing Solution" enables physicians to access via the Internet to quickly, safely and securely prescribe medications, check for drug interactions, access medication histories, review drug reference information and send prescriptions directly to a pharmacy or mail order facility.

The "Data Analysis Solution" includes a series of modules, individually selectable, to complete the customer's paperless office:

•	Practice Management

•	Data Analysis (Outcomes, Quality, Process)

•	Billing & Accounts Receivables

•	Collections

•	Electronic Claims Submission

•	Electronic Payment Remittance

•	Scheduling

•	Document Completion

•	Laboratory Information

•	Imaging

•	Dictation/transcription

•	Report Generation

•	Referral Management

•	Industry Standard H7 Interface Engine

•	Wireless Technology/Mobile Solutions

•	Fax Capability

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Marketing - Sales and Distribution Strategy

Sales and Distribution

We intend to market our Software products and services primarily through direct selling and telesales model, which enables the Company to sell its Software solutions in an efficient, cost-effective manner. It is our intention that a prospective customer will visit the Company's website, and, gather the needed product information, and then can optionally register for webcasts, product demonstrations, white papers and the like. At that point, the prospective customer would provide contact information via the website and a sales representative would follow up to provide further information and conclude the sale. In addition to this direct, inside sales model, we intend to supplement these efforts with its proposed partner programs described below. By working with these partners, the Company would expand the reach of its direct sales force and gains access to key opportunities in major market segments worldwide. The Company intends to have two distinct levels of partners in its Partner Program: Reseller Partners and Referral Partners.

Reseller Partners are companies that represent the Company. Reseller Partners commit to a minimum level of business per year with the Company and receive a channel discount for that commitment. Referral Partners provide the Company with the name and particular information about a customer and its needs as a sales lead. If the Company accepts the sales lead, registers it for a particular Referral Partner and subsequently makes a sale as a direct result of such a lead, the Company will pay the Referral Partner a sales lead referral fee. Currently, the Company has no Reseller or Referral Partners.

In addition, we intend to hire independent sales representatives to offer our Software throughout the United States. There representatives will be offered a commission and be paid only upon the consummation of a sale of our Software.

We further anticipate that our future marketing activities may include all or some of the below activities:

•	Press releases and nurturing relationships with industry thought leaders and bloggers to gain third-party validation and generate positive coverage for the Company;

•	Participation in industry events, trade shows and online trade shows, webinars, etc. to create customer awareness, trust and enthusiasm;

•	Search engine marketing and search engine optimization;

•	Social Media - blog, LinkedIn groups, Facebook and other online resources;

•	Web site development and design to create a pleasant and productive user-experience, engage and educate prospects and generate interest through information and demonstration, case studies, white papers and marketing collateral;

•	Email and phone campaigns to capture leads, promote the brand, conduct surveys and communicate information about our member participants;

•	Use of customer testimonials and case studies;

•	Promotions, partnerships and sponsorships as appropriate;

•	Advertising in industry related websites, blogs, e-newsletters and publications;

•	Industry contacts and relationships.

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Customer Service and Support

We anticipate that basic customer support during business hours will be available to our customers.

Technology and Development

Our right to market the software was secured through a license from Z Healthcare Management, LP. Under the License Agreement, any revisions or modifications to the software are the responsibility of the Company, but will be performed by outside software consultants and not in-house.

We expect that our customers will access our services through an easy-to-use web-based interface. Our web-based delivery method will give us control over our software applications and permits us to make modifications at a single central location. We further expect to add additional functionality of our services and to be able to deliver additional products to our customers.

We intend to optimize the software applications to run on a specific database and operating system using the tools and platforms best suited to serve our customers. Performance, functional depth and the usability of our service will drive our technology decisions and product direction. The software will be optimized for use on desktop computers, workstations, laptop computers, tablet devices and other handheld devices. Certain parts of the software applications will also be available on mobile devices.

Infrastructure

While we have not yet rolled-out our technology infrastructure, we anticipate that it will be hosted externally by cloud service providers and redundantly stored in multiple data center locations. We expect that our customers will depend on the availability and reliability of our services and we have therefore selected an external hosting cloud service provider that is highly reliable and employs system redundancy in order to minimize potential system downtime.

Security

We intend to maintain high security standards and employ an intrusion detection system. Our software "firewalls" are managed and monitored continuously. Our communications are secured using secure socket layer 128-bit encryption. All incoming traffic must be authenticated before it is authorized to be passed on to the application. Once a user has been authorized, access control to specific functions within the site is performed by the application. Our access control system is highly granular and includes the granting and revocation of user permissions to functions on the site.

Competition

The market for our products and services is intensely competitive and is characterized by rapidly evolving technology and product standards, technology and user needs and the frequent introduction of new products and services. Some of our competitors may be more established, benefit from greater name recognition and have substantially greater financial, technical, and marketing resources than we do. There are numerous companies that offer acute and/or ambulatory EMR/EHR (along with related services) and practice management products, and the market place remains fragmented. We face competition from several types of organizations, including providers of practice management solutions, electronic prescribing solutions, ambulatory and acute care EHR solutions, hospital computerized physician order entry, emergency department information systems, analytics, performance management and care management solutions, post-acute discharge management solutions, and homecare solutions.

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The leading industry participants in the physician healthcare information systems and services market include Allscripts Healthcare Solutions, Inc., athenahealth Inc., Cerner Corporation, eClinicalWorks Inc., Emdeon, Epic Systems Corporation, General Electric Company, Greenway Medical, McKesson Corporation, Quality Systems, Inc., The Trizetto Group, Inc., Vitera Healthcare Solutions and Wellsoft Corporation. However, because of the size and experience the Company does not deem them to be as direct competitors.

Several smaller, start-up companies which have been successful over the past several years would include Practice Fusion, CareCloud, ElationEMR, DrChrono and Modernizing Medicine.

All of these competitors have been in business longer and have much more financial support for their operations. There can be no assurance that we will be able to compete successfully against current and future competitors or that the competitive pressures that we face will not materially adversely affect our business, financial condition and results of operations.

Intellectual Property

We do not presently have any patents or trademarks. We rely on a combination of copyright and trade secrets as well as confidentiality procedures and contractual provisions to protect our proprietary technology. We will rely on copyright laws to protect copy on our web site and all marketing materials. We have registered several Internet domain names related to our business in order to protect our proprietary interests, including but not limited to www.internetmedicalclinics.com.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

Employees

As of September 3, 2015, the Company does not have any employees besides Dr. Robert Zayas who is our Chief Executive Officer/Chief Financial Officer ("Officer"). Any administrative, marketing, technical, IT and/or software development work that is not handled by the Officer is outsourced to qualified professionals as deemed necessary.

Item 1A. Risk Factors

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

Emerging growth company status.

We are an "emerging growth company", as defined in the Jumpstart Our Business Start-ups Act ("JOBS Act"). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirement that are applicable to other public companies that are not "emerging growth companies" including delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligation regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. These reduced disclosure obligations and exemptions may result some investors finding our common stock less attractive. The outcome may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the provisions of these exemptions.

We could remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12B-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As a result of these reporting and other exemptions, investors in our common stock might not be able to liquidate their investment in an orderly and profitable manner as would otherwise be the case.

We are dependent upon external financing to fund our ongoing operations and implement our business plan.

Currently, we are dependent upon external financing to fund our operations. Currently, we are dependent upon external financing to fund our operations. The Company presently has limited capital resources to enable it to fund its planned operations. We anticipate that we have the ability to fund our operations for a period of 3 months. However, this will not allow us to roll-out the implementation of our software products in the marketplace. To do that we will need an estimated $500,000.

We project that the Company will need over the next 12 months approximately $500,000 in additional working capital to meet short term liquidity requirements. Of this sum, approximately $50,000 is estimated to be required to fund our public reporting requirements. It is imperative that we obtain this external financing to finance ongoing operations. We currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available, or available on commercially reasonable terms. Through September 1, 2015, the Company has only installed its software solutions products in medical offices associated with Dr. Robert Zayas and no outside sales of our products have been made to third parties. As a result, through June 30, 2015, the Company has incurred net losses of $236,609. With proper funding in the next 12 months of a minimum of $500,000, we expect to be able to market our product to third party medical providers prior to the end of that 12 month period. However, there is no assurance that such funding will be available or secured.

Failure to secure additional financing in a timely manner and on favorable terms may have a material adverse effect on our financial performance and results of operations and require us to curtail or cease operations, sell off our assets, and/or perhaps seek protection from our creditors through bankruptcy proceedings.

Furthermore, additional equity financing, if obtained, may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, which may require that we relinquish valuable rights.

We were recently formed and have not generated any revenues. If we fail to generate income andachieve profitability, an investment in our securities may be worthless.

In our limited operations, we have not proven that we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception, upon formation of the LLC (August 10, 2005) through the quarter ended on March 31, 2015, we have incurred a cumulative net loss of $236,609 and did not earn any revenue. We do not currently have any revenue producing operations.

No assurance we will be successful and ultimately operate profitably.

We are currently operating at a loss, and there is no assurance that our plans and strategies will be successful, or that we will be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate sufficient revenues in the next twelve months to become profitable and therefore will have to rely solely on the cash we raise from the private sale of debt or equity securities. Our ability to privately sell our securities is uncertain, as are the future terms upon which they might be sold.

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There is substantial doubt as to whether our Company can continue as a going concern as of December 31, 2014.

We may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

If physicians and medical clinics do not accept our products and services, or delay in deciding whether to purchase our products and services, our business, financial condition and results of operations will be adversely affected.

To date, our Software is in use in only those seven offices/clinics associated with Dr. Zayas, our sole officer and director. However, the use of our Software by these offices has enabled us to maintain an extensive record of the effectiveness and usefulness of our Software and will allow us to pinpoint those areas in which changes or upgrades should be made to enable the Software to be successfully utilized on a broader scale.

Our business model depends on our ability to sell our products and services. Acceptance of our products and services requires physicians and medical clinics to adopt different behavior patterns and new methods of conducting business and exchanging information. We cannot assure you that physicians and medical clinics will integrate our products and services into their workflow or that the participants in the healthcare market will accept our products and services as a replacement for traditional methods of conducting healthcare transactions. Achieving market acceptance for our products and services will require substantial sales and marketing efforts and the expenditure of significant financial and other resources to create awareness and demand by participants in the healthcare industry. If we fail to achieve broad acceptance of our products and services by physicians, medical clinics, hospitals and other healthcare industry participants or if we fail to position our services as a preferred method for information management and healthcare delivery, our business, financial condition and results of operations will be adversely affected.

Security breaches may occur when the software is used by clients for back-office purposes.

When the software and the data generated in the use of the software is utilized by our clients for back-office purposes, i.e., billing, collection and claims, or payroll services, online banking, accounting and bank account reconciliation, there exists the possibility of breaches of the security features imbedded in the software. In the event of such security breaches, or hacking, the Company could face the possibility of claims from users of the software for negligence in its design as well as loss of business as a result of these hackings.

We may not see the benefits of government programs initiated to accelerate the adoption and utilization of health information technology and to counter the effects of the current economic situation.

While government programs initiated to improve the efficiency within the health care sector and counter the effects of the current economic situation include expenditures to stimulate business and accelerate the adoption and utilization of health care technology, we cannot assure you that we will receive any of those funds. For example, the passage of the Health Information Technology for Economic and Clinical Health Act (HITECH) under the American Recovery and Reinvestment Act of 2009 (ARRA), authorizes approximately $30 billion in expenditures, including discretionary funding, to further adoption of electronic health records. Although we believe that our service offerings will meet the requirements of the HITECH Act in order for our clients to qualify for financial incentives for implementing and using our services, there can be no certainty that any of the planned financial incentives, if made, will be made in regard to our services. We also cannot predict the speed at which physicians will adopt electronic health record systems in response to such government incentives, whether physicians will select our products and services or whether physicians will implement an electronic health record system at all. Any delay in the purchase and implementation of electronic health records systems by physicians in response to government programs, or the failure of physicians to purchase an electronic health record system, could have an adverse effect on our business, financial condition and results of operations.

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It is difficult to predict the sales cycle and implementation schedule for our software solutions.

At the present the only users of our Software are medical offices affiliated with Dr. Robert Zayas and therefore we have no history of sales and implementation in a non-related facility. As a result of this, the duration of the sales cycle and implementation schedule for our Software depends on a number of factors, including the nature and size of the potential customer and the extent of the commitment being made by the potential customer, which is difficult to predict. Our sales and marketing efforts with respect to larger health organizations generally involve a lengthy sales cycle due to a more complex decision-making process. Additionally, in light of increased government involvement in healthcare, and related changes in the operating environment for healthcare organizations, our potential customers may react by curtailing or deferring investments, including those for our Software. If potential customers take longer than we expect to decide whether to purchase our Software, our selling expenses could increase and our revenues could decrease, which would harm our business, financial condition and results of operations. If customers take longer than we expect to purchase and implement our Software solutions, our recognition of related revenue would be delayed, which would adversely affect our business, financial condition and results of operations.

Our future success depends upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our customers' requirements.

We will need to expand our operations if we successfully achieve market acceptance for our products and services. We cannot be certain that our systems, procedures, controls and existing space will be adequate to support expansion of our operations. Our future operating results will depend on the ability of our officers to manage changing business conditions and to implement and improve our technical, administrative, financial control and reporting systems. We may not be able to expand and upgrade our systems and infrastructure to accommodate these increases.

We may elect from time to time to make changes to our pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results.

To date we have had no sales of our Software products and have not generated any revenues, with expenses in the quarter ended March 31, 2015 totaling $236,609. Due to this inexperience in budgeting and because our expense levels in any given quarter are based, in part, on management's expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

If we are unable to generate sufficient cash flow from operations or are unable to obtain additional equity or debt financing, to meet our working capital requirements, we may have to curtail our business operations sharply or cease business altogether.

We have a limited operating history on which to evaluate our potential for future success. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We began our operations upon formation of the LLC on August 10, 2005 and your evaluation of our business and prospects will be based on our limited operating history. Consequently, our limited history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

As we grow our business, we cannot guarantee our business strategies will be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

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Our software platform may have defects or errors which could cause delays in product introductions and commercial launch, result in increased costs and diversion of development resources, or require design modifications and such defects or disruptions could diminish customer satisfaction for our service and subject us to substantial liability .

Software products and services such as those offered by us frequently contain undetected errors or failures when first introduced or as new versions are released. Despite extensive testing from time to time we may discover defects or errors in products. In addition, there can be no assurance that, despite testing by us and by current and potential customers, errors will not be found after commencement of commercial launch, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon our business, operating results and financial condition. Any errors, defects, disruptions in service or other performance problems with our proposed service could hurt our reputation and may damage our customers' businesses. If that occurs, potential customers could elect not to renew, or delay or withhold payment to us, we could lose future sales, or, customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Increased government involvement in healthcare could adversely affect our business.

U.S. healthcare system reform at both the federal and state level could increase government involvement in healthcare, lower reimbursement rates and otherwise change the business environment of our customers and the other entities with which we have a business relationship. We cannot predict whether or when future healthcare reform initiatives at the federal or state level or other initiatives affecting our business will be proposed, enacted or implemented or what impact those initiatives may have on our business, financial condition or results of operations. Our customers and the other entities with which we have a business relationship could react to these initiatives and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services. Additionally, the government has signaled increased enforcement activity targeting healthcare fraud and abuse, which could adversely impact our business, either directly or indirectly. To the extent that our customers, most of whom are providers, may be affected by this increased enforcement environment, our business could correspondingly be affected. Additionally, government regulation could alter the clinical workflow of physicians, hospitals and other healthcare participants, thereby limiting the utility of our products and services to existing and potential customers and curtailing broad acceptance of our products and services. Further examples of government involvement could include requiring the standardization of technology relating to electronic health records, providing customers with incentives to adopt electronic health record solutions or developing a low-cost government sponsored electronic health record solution, such as the Vista-Office electronic health record. Additionally, certain safe harbors to the federal Anti-Kickback Statute and corresponding exceptions to the federal Stark law may alter the competitive landscape. These safe harbors and exceptions are intended to accelerate the adoption of electronic prescription systems and electronic health records systems, and therefore provide new and attractive opportunities for us to work with hospitals and other donors who wish to provide our solutions to physicians. At the same time, such safe harbors and exceptions may result in increased competition from providers of acute electronic health record solutions, whose hospital customers may seek to donate their existing acute electronic health record solutions to physicians for use in ambulatory settings.

Weakened global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance will depend, in part, on worldwide economic conditions. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, going concern threats to major multinational companies and medium and small businesses, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets and bankruptcies. These conditions affect the rate of information technology spending and could adversely affect our customers' ability or willingness to purchase our proposed enterprise cloud computing application service, delay prospective customers' purchasing decisions, reduce the value or duration of their subscription contracts, or affect renewal rates, all of which could adversely affect our operating results.

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If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to our evolving business model, the unpredictability of new markets that we intend to enter and the unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis.

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we have infringed the intellectual property rights of others. We may in the future be, sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short-or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. In addition, we expect that our contemplated license agreements with users of our Software will require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim. Any adverse determination related to intellectual property claims or litigation could prevent us from offering our service to others, or could otherwise adversely affect our operating results or cash flows or both in a particular quarter.

We rely on third-party software that may be difficult to replace or which could cause errors or failures of our service.

Our sole Licensor, Dr. Robert Zayas, relies, in part, on computer software licensed from third parties that the Licensor has bundled into the Software that we have licensed. Any loss of the right to use any of this software could significantly increase our expenses and otherwise result in delays in the marketing of our Software until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated from an alternate source. Any errors or defects in third-party software could result in errors or a failure of our Software which could harm our business.

Supporting a growing customer base could strain our personnel and corporate infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

At present we have only one employee, our Chief Executive Officer and Chief Financial Officer Dr. Robert Zayas ("Officer"). Our success will depend, in part, upon the ability of our Management to manage our proposed business effectively. To do so, we will need to hire, train and manage new employees as needed. To manage the expected domestic growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully scale our operations and increase productivity, we will be unable to execute our business plan.

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We are dependent on our Officer, and the loss of him or a reduction in the amount of time that he can devote to the business could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Officer, Dr. Robert Zayas. We do not have an employment agreement with our Officer and, therefore, they each could terminate his employment with us at any time. We do not maintain key person life insurance policies on our Officer. The loss of the services of our Officer could seriously harm our business.

Our Officer is also a principal officer of Z Healthcare Management LP, our Licensor, and a private company. A conflict between the Company and Z Healthcare Management LP may arise with regard to the devotion of time required of Dr. Robert Zayas, or a corporate opportunity learned of by Dr. Zayas. To the extent that any conflict of corporate opportunity or in his fiduciary duties to both companies may arise in the future, the conflict will be resolved in favor of the Company. Notwithstanding, should Dr. Zayas not resolve any conflict that may arise between the Company and Z Healthcare Management LP, the Company may be adversely affected.

We anticipate hiring other employees, contractors and consultants at such time as such additional staff are required and we can meet the financial demands resulting therefrom.

Dr. Robert Zayas has no experience related to public company management and, as a result, we may be unable to manage our public reporting requirements.

Presently, our operations depend entirely on the efforts of our sole officer and director, Dr. Robert Zayas and he has no experience related to public company management or as a principal accounting officer. Because of this, we may be unable to develop and manage our public reporting requirements. There is no assurance that we will overcome these obstacles.

Dr. Robert Zayas previously filed a petition for bankruptcy which may lead some investors to abstain from investing in the Company's common stock.

On October 15, 2005, Robert Zayas, M.D., our sole officer and director, filed a petition for bankruptcy (Chapter 7) in the United States Bankruptcy Court, Middle District of Florida, Jacksonville Division in, Case No. 3:05-bk-1496. The petition was filed by Dr. Zayas over a business dispute whereby he had acquired a medical clinic from a group of other physicians. Litigation was initiated by the sellers with Dr. Zayas countersuing. Following a judgment against Dr. Zayas, he elected to initiate the bankruptcy proceeding as a means of protecting certain assets as provided for under Florida law. An Order of Discharge was entered on November 30, 2007 and the Bankruptcy case was closed on January 21, 2009. While the Company does not believe that this prior bankruptcy proceeding should reflect in any way the ability of Dr. Zayas to manage the operations of the Company, some investors may not agree and, as a result, it might have a negative affect the value of the Company's common stock.

Our ability to grow our business may depend on developing a positive brand reputation and customer loyalty.

Establishing and maintaining a positive brand reputation and nurturing customer loyalty is critical to attracting resellers, internet service providers and end-user purchasers. We expect to expend reasonable but limited resources to develop, maintain and enhance our brand in the near future. In addition, nurturing customer loyalty will depend on our ability to provide a high-quality user experience and ensure that our customers are satisfied, which we may not do successfully. If we are unable to maintain and enhance our brand reputation, our ability to attract new customers will be harmed.

There can be no assurance that we will be able to compete against the numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do.

The market for our products and services is intensely competitive and is characterized by rapidly evolving technology and product standards, technology and user needs and the frequent introduction of new products and services. Most of our competitors are more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources than we do. Moreover, we expect that competition will continue to increase as a result of consolidation in both the information technology and healthcare industries. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. We compete on the basis of several factors, including breadth and depth of services, reputation, reliability, accuracy and security.

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We have limited protection of our intellectual property.

Our business prospects rely upon proprietary licensed intellectual property and trade secrets. There can be no assurance that we, or our Licensor, will be able to adequately protect our intellectual property or trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

RISKS RELATED TO COMMON STOCK

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over the Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the Over the Counter Bulletin Board, nor can there be any assurance that such an application for quotations will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares. Even if a market for common stock does develop, the market price of common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Currently, none of our securities may be resold pursuant to Rule 144.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, our issued securities can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed a statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company and (ii) have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this registration statement without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies will hinder the resale of shares of the Company until the aforesaid conditions are met.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Investment in our shares is speculative.

The shares of our common stock being registered are highly speculative in nature, involve a high degree of risk and when available for trading in the market should be purchased only by persons who can afford to lose the entire amount invested in the common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our shares of common stock may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $2,675,000 for the last three years. Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock". Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

Compliance with these requirements may make it more difficult for our investors to resell their shares of common stock to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The low price of our common stock might have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company's shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

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Limitations on Liability and Indemnification of Officers and Directors Reduces the Cost-effectiveness of Shareholder Derivative Lawsuits against the Company, its Officer and Directors

Our bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We intend to obtain directors' and officers' insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

As a public company, we will be required to meet periodic reporting requirements under SEC rules and regulations. Complying with federal securities laws as a public company is expensive and we will incur significant time and expense enhancing, documenting, testing and certifying our internal control over financial reporting.

We intend to be publicly-traded company with our stock trading on the Over the Counter Bulletin Board ("OTCBB") and, as a result, we will be subject to the periodic and current reporting requirements of Section 13(a) of the Exchange Act of 1934, as well as the beneficial ownership and short-swing rules under Sections 16 and 13(d) and the tender offer and proxy rules under Sections 13" and 14 of the Exchange Act of 1934.

 We will be required to file periodic reports containing our financial statements within a specified time following the completion of each quarterly and annual period, which comply with SEC rules and regulations, including audited financial statements. We may experience difficulty in meeting these SEC reporting requirements. Any failure by us to file compliant periodic reports with the SEC in a timely manner could harm our reputation and reduce the trading price of our common stock, once and if it becomes publicly traded.

As a public company we will incur significant legal, accounting, insurance and other expenses. Compliance with the Sarbanes-Oxley Act of 2002 and with other SEC and rules, will increase our legal and financial compliance costs and make some activities more time-consuming and costly. We cannot predict or estimate with precision the amount of additional costs we may incur or the timing of such costs.

Furthermore, after we become a public company, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal controls over financial reporting. However, smaller reporting companies are not be required to obtain auditor attestation with respect to management's conclusion about the effectiveness of internal controls over financial reporting. It is our intention to avail ourselves of this exemption for as along we remain a smaller reporting company.

We will be exempt from evaluating and disclosing the effectiveness of our internal controls over financial reporting for a period of time.

We will not be required to evaluate the effectiveness of our internal controls over procedures for financial reporting nor will we be required to disclose the results of such evaluation, until the filing of our second annual report. The lack of such evaluations may lead to an extended period of inadequate internal controls which could jeopardize the accuracy of our financial reporting, the result of which would be that investors would not be aware of any inaccurate reporting of our financial affairs.

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Financial statements meeting the requirements of Regulation S-X (17 CFR Part 210)

The Company's financial statements have been filed as Item 15, Exhibits and Financial Statement Schedules, of this Form.

Selected Financial Data

We are a smaller reporting company and not required to provide this information.

Supplementary Financial Information

We are a smaller reporting company and not required to provide this information.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this Registration Statement.

Plan of Operation

The Company plans to achieve the following milestones through March 31, 2016. However, meeting these milestones is dependent upon having the necessary capital resources. At present, we do have the capital resources to maintain the operations of the Company for a period of 3 months; however, we do not currently have the resources to attempt to meet these milestones.

First Six Months Commencing September 1, 2015

To date, our Software is in use in only those seven offices/clinics associated with Dr. Zayas, our sole officer and director. However, the use of our Software by these offices has enabled us to maintain an extensive record of the effectiveness and usefulness of our Software and will allow us to pinpoint those areas in which changes or upgrades should be made to enable the Software to be successfully utilized on a broader scale.

The first phase of our development efforts will be the preparation of a marketing plan and marketing materials. Also, during this time we will be continuing our software development efforts based upon the changes and upgrades needed as a result of the extensive beta testing of the Software in the clinics affiliated with Dr. Zayas.

The Company plans to continue to retain, on a part time independent contractor basis, the following consultants: software development consultants; one part-time project manager; one part-time test engineer; a business development consultant; a graphic designer; a marketing consultant; and accounting bookkeeper. These consultants will work with Dr. Zayas during this phase to continue the development of the Software, attend conferences relevant to our target markets, conduct business development activities, and plan for and deploy online marketing and social media strategies. The Company anticipates that it will spend approximately $200,000 to conduct the abovementioned activities.

We are a development stage business and have had no revenue since our formation. There can be no assurance that we will complete the development of the Software and even if completed that the business will generate any revenues. Further, there can be no assurance that even if revenues are generated by the business, that those revenues will be sufficient to enable the Company to maintain its operations.

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From February 1, 2016 through December 31, 2016

When management believes that the development phase has been successfully accomplished, we will commercially launch, which is anticipated to be during the first quarter of 2016. We intend to continually develop new features and functionality for our Medical Office Management Solutions Software into the foreseeable future. There can be no assurance that we will complete the development of the commercial release of our Medical Office Management Solutions Software , and even if completed, that our Medical Office Management Solutions Software will generate any revenues.

The Company will need to secure additional financing in the future to continue to develop the product, attract customers, and start generating revenues. Our business plans estimate that we will need to raise additional capital to fund our operations and there can be no assurance that we will be able to raise any or all of the capital. Once the Company completes our final version of the Medical Office Management Solutions Software the Company will reduce consultant fees related to software development, and dedicate the resources of Dr. Zayas, the business development consultant and the marketing consultant primarily towards building a critical mass of new customers. It is anticipated that the Company will generate revenue starting in early-2016, however, there can be no assurance that if in fact the Company does generate revenue starting in early-2016, that such revenues would be sufficient to sustain or grow the operations.

Results of Operations

For the fiscal year ended December 31, 2014:

Revenues

For the period from August 10, 2005 (Inception) through December 31, 2014, we did not earn any revenues. We are still a development stage company and do not expect to begin generating revenues until we begin selling our products and services.

Operating Expenses

Total operating expenses for the 12 months ended December 31, 2014 and 2013 were $114,863 and $13,752, respectively. The majority of our operating expenses in 2013 were G & A including $3,165 in depreciation. Our operating expenses increased in 2014 due to the start of minimum royalty payments that totaled $99,000 and was the major component. Deprecation in 2014 was $2,693.

Net Loss

For the years ended December 31, 2014 and 2013, we incurred a net loss of $121,423 and $20,312, respectively. The losses incurred were primarily due to operating expenses as described above.

Capital Resources and Liquidity

Net cash used in operating activities was ($170) and ($10,587) for the twelve months period ended December 31, 2014 and 2013, respectively.

Net cash used in investing activities was $0 and $0 the twelve months periods ended December 31, 2014 and 2013, respectively.

Net cash provided by financing activities was $0 and $0 for the twelve months periods ended December 31, 2014 and 2013, respectively.

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We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. We expect that future cash requirements will principally be for capital expenditures and working capital requirements.

Proceeds of $9,000 generated from the sale of 450,000 shares of common stock and advances from a related party provided sufficient cash balances to support the Company's operations and development of the Software through December 31, 2014. Our business plans estimate that we will need to raise additional capital to fund our operations after December 31, 2014 and there can be no assurance that we will be able to raise any or all of the capital required. However, without further funding, we anticipate running out of cash and accordingly, our current cash balances will not be sufficient to fund our operating expenses and the continued development of the business after December 31, 2014.

We have generated no revenues since our inception and have incurred an accumulative deficit of $209,719 as of December 31, 2014. We anticipate that we will continue to incur net losses in the near term, and we may never be able to achieve profitability. We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from fees earned from the business. We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable. Additionally, we will need to obtain additional public or private equity financings or debt financings in order to continue operations.

For the six months ended June 30, 2015:

Revenues

For the six months ended June 30, 2015, we did not earn any revenues. We are still a development stage company and do not expect to begin generating revenues until we begin selling our products and services.

Operating Expenses

Total operating expenses for the 6 months ended June 30, 2015 were $26,068, respectively. The majority of our operating expenses in this period were G & A, including accounting and legal.

Net Loss

For the 6 months ended June 30, 2015, we incurred a net loss of $27,708. The losses incurred were primarily due to operating expenses as described above.

Capital Resources and Liquidity

Net cash used in operating activities was ($30) for the 6 months period ended June 30, 2015.

Net cash used in investing activities was $0 for the 6 months ended June 30, 2015.

Net cash provided by financing activities was $0 for the 6 months ended June 30, 2015.

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. We expect that future cash requirements will principally be for capital expenditures and working capital requirements.

Proceeds of $9,000 generated from the sale of 450,000 shares of common stock and advances from a related party provided sufficient cash balances to support the Company's operations and development of the Software through December 31, 2014. Our business plans estimate that we will need to raise additional capital to fund our operations after December 31, 2014 and there can be no assurance that we will be able to raise any or all of the capital required. However, without further funding, we anticipate running out of cash and accordingly, our current cash balances will not be sufficient to fund our operating expenses and the continued development of the business after December 31, 2014.

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We have generated no revenues since our inception and have incurred an accumulative deficit of $209,719 as of December 31, 2014. We anticipate that we will continue to incur net losses in the near term, and we may never be able to achieve profitability. We expect to continue to incur losses for the foreseeable future. In order to achieve profitable operations we need to generate significant revenues from fees earned from the business. We cannot be certain that our business strategies will be successful or that will we generate significant revenues and become profitable. Additionally, we will need to obtain additional public or private equity financings or debt financings in order to continue operations.

Critical Accounting Policies

Going Concern

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and allow it to continue as a going concern. Our continuation as a going concern is dependent upon the continued financial support from our shareholders, our ability to obtain necessary financing to continue operations, and the attainment of profitable operations. We have incurred accumulated losses of $209,719 since August 10, 2005 (Inception) to December 31, 2014. We have a working capital deficit of $182,220 and shareholders' deficit of $167,669 as of December 31, 2014. These factors, among others raise a substantial doubt regarding our ability to continue as a going concern. If we are unable to obtain adequate capital, we could be forced to cease operations. The accompanying financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Revenue Recognition

The Company expects to recognize revenue when persuasive evidence of an arrangement exists, collectability of arrangement consideration is reasonably assured, the arrangement fees are fixed or determinable and delivery of the product or service has been completed. If at the outset of an arrangement, the Company determines that collectability is not reasonably assured, revenue is deferred until the earlier of when collectability becomes probable or the receipt of payment. If there is uncertainty as to the customer's acceptance of the Company's deliverables, revenue is not recognized until the earlier of receipt of customer acceptance or expiration of the acceptance period. If at the outset of an arrangement, the Company determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes estimable, assuming all other revenue recognition criteria have been met.

In October 2009, the Financial Accounting Standard Board, or FASB, issued amended revenue recognition guidance for arrangements with multiple deliverables. The new guidance requires the use of management's best estimate of selling price for the deliverables in an arrangement when vendor specific objective evidence, vendor objective evidence or third party evidence of the selling price is not available. In addition, excluding specific software revenue guidance, the residual method of allocating arrangement consideration is no longer permitted, and an entity is required to allocate arrangement consideration using the relative selling price method.

To the extent the Company sells products that may consist of multiple deliverables the revenue recognition is subject to specific guidance. A multiple-deliverable arrangement is separated into more than one unit of accounting if the following criteria are met:

•	the delivered item(s) has value to the client on a stand-alone basis; and

•	if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the Company's control.

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If these criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized ratably over the contract term or being deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If these criteria are met for each element and there is a relative selling price for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit's relative selling price.

Impairment of Long-Lived Assets and Other Intangible Assets

The Company evaluates the recoverability of property and equipment and amortizable intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If such review indicates that the carrying amount of property and equipment and intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value. In addition to the recoverability assessment, we routinely review the remaining estimated useful lives of property and equipment and amortizable intangible assets. If we reduce the estimated useful life assumption for any asset, the remaining unamortized balance would be amortized or depreciated over the revised estimated useful life.

Intangible Assets

Intangible Assets are stated at cost, less accumulated amortization. Amortization is provided using the straight-line method over the estimated useful life of ten years. The impairment test for indefinite-lived intangible assets involves a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value of the indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Income taxes

The Company uses the liability method of accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.

Net loss per common share

Net loss per common share is computed pursuant to ASC No. 260 "Earnings Per Share." Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2014.

Recently Issued Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10. Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

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Experienced and Dedicated Personnel

We intend to maintain a highly competitive team of experienced and technically proficient employees and motivate them through a positive work environment and stock ownership. We believe that employee ownership, which may be encouraged through a stock option plan, is essential for attracting, retaining and motivating qualified personnel. While we have not yet adopted a stock option plan, we intend to do so in the near future.

Financing Needs

Including the net proceeds from the private placement stock offering, the Company does not have sufficient funds to conduct its operations through December 31, 2015 and has been dependent upon Dr. Zayas for operations from then until the present. It is anticipated that the Company will generate revenue starting in late 2015, however, there can be no assurance that if in fact the Company does generate revenue starting in late 2015, that such revenues would be sufficient to sustain or grow the operations. It is therefore anticipated that the Company will need additional capital in order to continue operations.

The Company presently does not have any available credit, bank financing or other external sources of liquidity, other than the net proceeds from the private placement offering. Due to its brief history and historical operating losses, the Company's operations have not been a source of liquidity. The Company will need to obtain additional capital in order to continue operations. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

The Company cannot guarantee that it will be able to obtain additional capital. The Company will seek capital from the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The recent downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, or experience unexpected cash requirements. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company's common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail or may even cease its operations.

If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this would have a material adverse effect on the Company's business, results of operations, liquidity and financial condition.

Recent Financings

During the period August 10, 2005 (Inception) through July 23, 2015, the Company had raised $9,000 in private financing from accredited investors. These funds were raised during the period April 2012 through July 2012 and were utilized for the daily operating activities of the Company. The investors purchased 450,000 shares from the Company at $0.02 per share.

Off-Balance Sheet Arrangements

Since our inception, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Item 3. Properties

We do not own any real property. Our principal executive offices are located at 12121 Jones Rd., Houston, TX 77070, the offices of our sole Director and Chief Executive Officer, for which we pay no rent. We believe that our current facilities are sufficient to meet our needs for the foreseeable future.

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Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of July 23, 2015, with respect to any person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the "Commission") pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of July 23, 2015, there were 33,500,000 shares of our common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the "SEC"). These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options and warrants, or conversion of shares of preferred stock or convertible debt, that are either immediately exercisable or exercisable within 60 days of July 23, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or convertible shares or notes for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Number of Shares Beneficially Owned	Beneficial Ownership Percentage(1)
5% Stockholders
Robert Zayas, M.D. (2)(3)	25,000,000	76.12%
General Pacific Partners LLC (4)	4,200,000	12.53%

Directors and Named Executive Officers
Robert Zayas, M.D. (2)(3)	25,000,000	76.12%
All directors and executive officers as a group (1 person)	25,000,000	76.12%

(1)	Beneficial ownership is calculated in accordance with SEC rules and regulations. For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.

(2)	The address is 12121 Jones Rd., Houston, TX 77070.

(3)	Of these 25,000,000 shares, 19,000,000 shares are held in the name of Z Management Healthcare L.P., whose general partner is Z Healthcare Systems, Inc., a Texas corporation, whose majority shareholder is Robert Zayas, M.D.

(4)	The address P.O. Box 12589, Newport Beach, CA 92658. It is the belief of the Company that the person who has share voting and/or investment power is Kevin O’Connell.

To our knowledge, there exists no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control.

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Item 5. Directors and Executive Officers

The following table sets forth information about our directors and executive officers as of July 23, 2015.

Name	Age	Position(s)
Directors and Executive Officers
Robert Zayas, M.D.	44	Director, President, Chief Executive Officer, Secretary and Chief Financial Officer

Education and Business Experience

Robert Zayas, M.D. - Dr. Robert Zayas, also known as Dr. Roberto Zayas, Jr., is a licensed physician in Texas and Florida. From 1992 to present, Dr. Zayas has been a medical doctor in private practice with offices in Houston, Dallas, Waco, Corpus Christi and San Antonio, Texas. From 2002 through 2007, Dr. Zayas was the founder of the Internet Medical Clinics and a consultant for medical technologies and medical software development as they relate to the outpatient medical clinic for groups, such as Galen Capital and Pion Group as well as the former Internet Medical Clinics. He is currently the owner of the Internet Medical Clinics. Dr. Zayas is experienced in medical software and medical technologies as they relate to the outpatient medical office and in outpatient medical office management. Dr. Zayas is further experienced in Bariatrics and in natural bio-identical hormone replacement therapy.

Dr. Zayas is the holder of US Patent # 6,850.889 – System and Method for Conducting a Physician-Patient Consultation, February, 2005 – author. He has authored various publications related to Bariatrics, Emergency Room Screening of HIV and Tuberculosis patients and Emergency Room screening of myocardial infarction patients, while in medical school at Johns Hopkins University. Dr. Zayas also authored a publication related to Organic Fluorinated "Burst" Polymers, while an undergraduate at Harvard University.

Dr. Zayas attended Harvard University and earned a degree Cum Laude in Chemistry. He subsequently attended Johns Hopkins Medical School from 1992 through 1996. He also attended Baylor Medical School during this time as transitional residency. Dr. Zayas is a member in the Harris County Medical Society, Texas medical Association, Florida Medical Association and a past member of the Hispanic American Medical Association of Houston and of HIMMS.

Beginning on May 1, 2012, Dr. Zayas has served as Chairman of the Board of VIP Loyalty Corp., a Houston, Texas based company engaged in Direct Response Marketing. On September 12, 2012, he was named as Chief Executive Officer of VIP Loyalty Corp. On December 31, 2013, he resigned as an officer and director of VIP Loyalty Corp.

Involvement in Certain Legal Proceedings

None of our officers or directors, promoters or control persons have been involved in the past ten years in any of the following:

(1)	On October 15, 2005, Robert Zayas, M.D., our sole officer and director, filed a petition for bankruptcy (Chapter 7) in the United States Bankruptcy Court, Middle District of Florida, Jacksonville Division in, Case No. 3:05-bk-1496. The petition was filed by Dr. Zayas over a business dispute whereby he had acquired a medical clinic from a group of other physicians. Litigation was initiated by the sellers with Dr. Zayas countersuing. Following a judgment against Dr. Zayas, he elected to initiate the bankruptcy proceeding as a means of protecting certain assets as provided for under Florida law. An Order of Discharge was entered on November 30, 2007 and the Bankruptcy case was closed on January 21, 2009; or

(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

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(3)	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; except that the Texas Medical Board temporarily suspended Dr. Zayas' license on April 29, 2008. The temporary suspension related to the operation of weight-loss clinics, specifically including inadequate oversight of mid-level practitioners, improper dispensing of drugs and failure to obtain informed consents. Following two settlement conferences and a showing by Dr. Zayas that protocols to resolve the alleged deficiencies had been developed and implemented, the temporary suspension was lifted by the Texas Medical Board approximately 1 month later. On September 19, 2012, a Complaint was filed against Dr. Zayas by the Texas Medical Board. The allegations of the Complaint included improper dispensing of drugs and failure to obtain informed consents. On February 12, 2014, the Texas State Office of Administrative Hearings granted a Motion to Dismiss which was filed by the Texas Medical Board following an investigation of the matter by the Texas Medical Board which determined that the Complaint lacked merit and should never have been filed; or

(4)	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Promoters and Control Persons

(1)	There are no promoters involved in our business.

(2)	Dr. Robert Zayas is the only control person involved in our business.

Item 6. Executive Compensation

Summary Compensation Table

During fiscal year ended December 31, 2014, Dr. Zayas received no compensation. In the fiscal year ended December 31, 2013, Dr. Zayas received no cash compensation, but he did receive an award of shares of the Company's Common Stock totaling 5,000,000 shares which were valued at par or $5,000.00. There are no current employment agreements between the Company and its executive officer or understandings regarding future compensation.

Summary Compensation Table - Executive Officers

Name and principal position	Yr	Salary	Bonus	Stock Award	Option Award	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Robert Zayas, M.D., CEO President Secretary and CFO	2013	$-	$-	$5,000	$-	$-	$-	$-	$5,000
	2014	$-	$-	$-	$-	$-	$-	$-	$-

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Grants of Plan-Based Awards Table - Executive Officers

The Company has no plan-based awards program of any sort.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Executive Officers

Other than the stock bonus recorded in 2013, the Company has not, from inception to September 1, 2015, paid any other compensation to its executive officers nor has it adopted a plan-based awards program of any sort for them.

Outstanding Equity Awards at Fiscal Year-End Table - Executive Officers

The Company has no unexercised options, stock that has not vested, or equity incentive plan awards outstanding as of the end of its last completed fiscal year.

Options Exercised and Stock Vested Table - Executive Officers

From inception through September 1, 2015, the Company has not granted any stock options, SARs or similar instruments to its executive officers nor has it adopted an equity incentive plan of any sort for any of them.

Pension Benefits - Executive Officers

The Company has not adopted a pension plan or retirement plan of any sort for the benefit of its officers, directors or employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans - Executive Officers

The Company has not adopted a Nonqualified Defined Contribution Plan or other Nonqualified Deferred Compensation Plan of any sort for its executive officers.

Potential Payments upon Termination of Change-in-Control - Executive Officers

The Company has entered into no contract, agreement, plan or arrangement, written or unwritten, that provides for payment(s) to any person whatsoever at, following, or in conjunction with any termination, including without limitation resignation, severance, retirement or a constructive termination of any executive officer, or a change in control of the Company or a change in any executive officer's responsibilities, with respect to such executive officer.

Compensation of Directors

The Company has never paid and does not intend to pay directors a fee for their services as such.

Summary Compensation Table - Directors

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Robert Zayas, M.D., Chairman of the Board and sole director	2013	$-	$-	$-	$-	$-	$-	$-	$-
	2014	$-	$-	$-	$-	$-	$-	$-	$-

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Grants of Plan-Based Awards Table - Directors

The Company has no plan-based awards program of any sort.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Directors

The Company has not, from inception to September 1, 2015, paid any compensation to its directors nor has it adopted a plan-based awards program of any sort for them.

Outstanding Equity Awards at Fiscal Year-End Table - Directors

The Company has no unexercised options, stock that has not vested, or equity incentive plan awards outstanding as of the end of its last completed fiscal year.

Options Exercised and Stock Vested Table - Directors

From inception through September 1, 2015, the Company has not granted any stock options, SARs or similar instruments to its directors nor has it adopted an equity incentive plan of any sort for any of them.

Pension Benefits - Directors

The Company has not adopted a pension plan or retirement plan of any sort for the benefit of its directors.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans - Directors

The Company has not adopted a Nonqualified Defined Contribution Plan or other Nonqualified Deferred Compensation Plan of any sort for its directors.

Potential Payments upon Termination of Change-in-Control - Directors

The Company has entered into no contract, agreement, plan or arrangement, written or unwritten, that provides for payment(s) to any person whatsoever at, following, or in conjunction with any termination, including without limitation resignation, severance, retirement or a constructive termination of any director, or a change in control of the Company or a change in any executive officer's responsibilities, with respect to such director.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Related Person Transactions

There have been no transactions since inception through September 1, 2015, or currently proposed, to which we have been or will be a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our executive officers, directors or principal stockholders, including their immediate family members, had or will have a direct or indirect material interest except: As follows:

Expenses/Compensation for Services Rendered

1.

Robert Zayas, M.D, our President, Chief Executive Officer, Secretary, Chief Financial Officer and Director paid various expenses on our behalf totaling $65,595 as of the date of this filing. The expenses were recorded in the periods incurred, and the liability to Robert Zayas, M.D. was recorded as an advance from a related party on the appropriate balance sheets. These advances have not been reduced in writing on the form of promissory notes nor are they interest bearing.

2.

In the fiscal year ended December 31, 2013, Dr. Zayas received no cash compensation, but he did receive an award of shares of the Company's Common Stock totaling 5,000,000 shares which were valued at par or $5,000.00.

3.

As a founder, on September 1, 2001, General Pacific Partners LLC, which is controlled by Kevin O’Connell, received 1,200,000 shares for consulting services rendered in connection with development of the reorganization of the Company. These shares were valued at par or $1,200. As a result of providing ongoing consulting services, General Pacific Partners LLC received 5,000,000 shares in May 2014. These shares were valued at par or $5,000.

33

Board Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Our Board of Directors has undertaken a review of the independence of each director by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Our board has concluded that we have no independent directors.

Item 8. Legal Proceedings

In the ordinary course of our business, we may be subject to various claims, pending and potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of our business. We are not aware of any material pending legal proceedings to which we are a party or of which any of our properties is the subject.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our Common Stock. As of July 23, 2015, we had 33,500,000 shares of Common Stock outstanding.

Shares Eligible for Future Sale

Prior to this filing, our Common Stock has had no public market. If our stockholders sell substantial amounts of our Common Stock in the public markets following the filing of this Registration Statement, the prevailing market price of our Common Stock could decline which could adversely affect the prevailing market price and our ability to raise equity capital in the future.

All outstanding shares of our Common Stock are "restricted" shares as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"), and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, 29,200,000 (86.57%) shares are held by affiliates (directors, officers and 10% holders), with the balance of such shares being held by non-affiliates.

The restricted shares held by non-affiliates will only become eligible for trading if the shares are registered or if an exemption from such registration is available. If such shares are registered or an exemption is available, the shares, while not technically "unrestricted", may be sold, transferred or otherwise traded in the public market without restriction, unless acquired by an affiliate or controlling stockholder of the Company. The exemption most commonly relied upon for resales of restricted securities from the registration requirements has been based on the provisions of Rule 144 of the Securities Act. Rule 144 will be available for those shares held for more than one year immediately after the initial filing of this Registration Statement by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Holders

Our Common Stock is currently held by approximately 25 holders of record.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payments of dividends present in any of our future debt agreements and other factors our Board of Directors may deem relevant. The payment of dividends will also be subject to the requirements of the Nevada Revised Statutes.

34

Item 10. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since August 10, 2005 (Inception):

Category of Shareholder	Date	No. of Shares	Consideration **
Founder – Affiliate (1)	9/01/2001	1,200,000	Consulting Services (4)
Founder	9/01/2001	1,200,000	Consulting Services
Founder	9/01/2001	1,200,000	Consulting Services
Founder	9/01/2001	1,200,000	Consulting Services
Founder	9/01/2001	250,000	Consulting Services
Investor	4/09/2012	25,000	$500
Investor	4/09/2012	25,000	$500
Investor	4/20/2012	25,000	$500
Investor	4/23/2012	25,000	$500
Investor	5/04/2012	25,000	$500
Investor	5/07/2012	25,000	$500
Investor	5/07/2012	25,000	$500
Investor	5/15/2012	25,000	$500
Investor	5/15/2012	25,000	$500
Investor	6/18/2012	25,000	$500
Investor	6/18/2012	25,000	$500
Investor	6/25/2012	25,000	$500
Investor	6/25/2012	25,000	$500
Investor	6/25/2012	25,000	$500
Investor	6/25/2012	25,000	$500
Investor	6/25/2012	25,000	$500
Investor	7/17/2012	25,000	$500
Investor	7/17/2012	25,000	$500
Officer/Director (2)	9/01/2012	19,000,000	Member Interests in IMC Holdings, LLC
Officer/Director (3)	9/01/2012	1,000,000	Technology License Agreement
Founder – Affiliate (1)	5/01/2014	3,000,000	Consulting Services(4)
Officer/Director (3)	5/01/2014	5,000,000	Services Rendered

(1)	General Pacific Partners LLC. – Controlling Party is believed to be: Kevin O'Connell

(2)	Z Healthcare Management LP which is controlled by Robert Zayas, M.D.

(3)	Robert Zayas, M.D.

(4)	The consulting services provided by General Pacific Partners LLC consisted of the development of the plan of reorganization of the prior entity into the Company and ongoing management advisory services.

**	All cash proceeds which totaled $9,000 were used for the Company's General and Administrative Expenses.

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the transactions described above by virtue of Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. Such sales and issuances did not involve any public offering, were made without general solicitation or advertising and each purchaser was provided access to all relevant information necessary to evaluate the investment and represented to us that the shares were being acquired for investment.

35

Item 11. Description of Registrant's Securities to be Registered

As July 23, 2015, we had 125,000,000 authorized shares of Common Stock, $0.001 par value per share.

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, including those set forth below, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds.

Holders of Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may designate in the future.

Item 12. Indemnification of Directors and Officers

Our bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We intend to obtain directors' and officers' insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data

Our financial statements appear on pages F-1 through F-16 of this registration statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had a change in our independent registered public accounting firm during its last two fiscal years or through the date of this filing. We have not had any disagreements with our current public accounting firm during the last two fiscal years or through the date of this filing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the public accounting firm, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

36

Item 15. Financial Statements and Exhibits

a. Financial Statements

Our financial statements appear on pages F-1 through F-16 of this registration statement.

b. Exhibits

No.	Description

3.1.1	Articles of Organization of IMC Holdings, LLC, filed with Texas Secretary of State on August 10, 2005, as amended.

3.1.2	Articles of Incorporation of IMC Holdings, Inc. filed with Nevada Secretary of State on August 26, 2011.

3.1.3	Articles of Merger of IMC Holdings, LLC into IMC Holdings, Inc. filed with Nevada Secretary of State on August 3, 2012.

3.1.4	Certificate of Merger of IMC Holdings, LLC into IMC Holdings, Inc. filed with Texas Secretary of State on August 10, 2012.

3.2	Corporate Bylaws for IMC Holdings Inc., Inc.

10.1	Technology License Agreement dated September 1, 2012.

10.2	Agreement and Plan of Merger dated August 8, 2012

10.3	Terms of the Oral Agreement between the Company and Dr. Robert Zayas concerning repayment of loans made by Dr. Zayas to the Company

21	Subsidiaries

37

SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC HOLDINGS, INC.

Date: September 15, 2015	By:	/s/ Robert Zayas, M.D.
Robert Zayas, M.D.
Chief Executive Officer
(principal executive officer)

38

IMC HOLDINGS INC.

Financial Statements

For the years ended December 31, 2014 and 2013 (Audited)

For the three and six months ended June 30, 2015 (Unaudited)

F-1

IMC HOLDINGS INC.

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets as of June 30, 2015 (Unaudited) December31, 2014 (Audited) and 2013 (Audited)	F-4

Statements of Operations for the three and six months ended June 30, 2015 (Unaudited) and for years ended December 31, 2014 (Audited) and 2013 (Audited)	F-5

Statement of Changes in Stockholders' Deficit for the six months ended June 30, 2015 (Unaudited) and for years ended December 31, 2014 (Audited) and 2013 (Audited)	F-6

Statements of Cash flows for the six months ended June 30, 2015 (Unaudited) and for years ended December 31, 2014 (Audited) and 2013 (Audited)	F-7

Notes to the Financial Statements	F-8 - F-18

F-2

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of IMC Holdings, Inc.

We have audited the accompanying balance sheet of IMC Holdings, Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IMC Holdings, Inc. at December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that IMC Holdings, Inc. will continue as a going concern. As more fully described in Note 9, the Company had an accumulated deficit at December 31, 2014, a net loss and net cash used in operating activities for the fiscal year then ended. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regards to these matters are also described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Califon, New Jersey

March 13, 2015

7 Valley View Drive, Califon NJ 07830

Registered Public Company Accounting Oversight Board Firm

F-3

IMC HOLDINGS INC.

BALANCE SHEETS

	June 30, 2015	December 31, 2014	December 31, 2013
	(Unaudited)	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$7,148	$7,178	$7,348
Total current assets	7,148	7,178	7,348

Property and equipment, net	0	0	785

Licenses, net	13,597	14,551	16,459
Total assets	20,745	21,729	$24,592

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accrued liabilities	$177,417	$123,803	$13,243
Advance from related party	65,595	65,595	65,595
Total current liabilities	243,012	189,398	78,838

Commitments and contingencies
Stockholders' Deficit
Preferred stock, $0.001 par value, 25,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2015, December 31, 2014 and 2013, respectively	-	-	-
Common stock, $0.001 par value, 125,000,000 shares authorized, 33,500,000 shares and 25,500,000 shares issued and outstanding at June 30, 2015, December 31, 2014 and 2013, respectively	33,500	33,500	25,500
Additional paid in capital	8,550	8,550	8,550
Retained Deficit	(264,317)	(209,719)	(88,296)
Total stockholders' deficit	(222,267)	(167,669)	(54,246)
Total liabilities and stockholders' deficit	$20,745	$21,729	$24,592

"See accompanying notes to financial statements."

F-4

IMC HOLDINGS INC.

STATEMENTS OF OPERATIONS

	For the three months ended June 30, 2015	For the six months ended June 30, 2015	For the year ended December 31, 2014	For the year ended December 31, 2013
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Revenues	$0	$0	$0	$0

Operating expenses
Depreciation and amortization	477	954	2,693	3,165
General and administrative	25,591	50,371	112,170	10,587
Total operating expenses	26,068	51,325	114,863	13,752

Loss from continuing operations	(26,068)	(51,325)	(114,863)	(13,752)

Other income (expense)
Interest expense	(1,640)	(3,273)	(6,560)	(6,560)
Total other income (expense)	(1,640)	(3,273)	(6,560)	(6,560)

Loss from continuing operation before income tax	(27,708)	(54,598)	(121,423)	(20,312)

Provision for tax	0	0	0	0

Net loss	$(27,708)	$(54,598)	$(121,423)	$(20,312)

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	33,500,000	33,500,000	30,869,863	25,500,000

"See accompanying notes to financial statements."

F-5

IMC HOLDINGS INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) - (AUDITED)

FOR UNAUDITED SIX MONTHS ENDED JUNE 30, 2015 AND THE AUDITED YEARS ENDED DECEMBER 31, 2013 and 2014

	Preferred Shares		Common Shares		Additional Paid-in	Accumulated
	Number	Par Value	Number	Par Value	Capital	Deficit	Total

Balance - December 31, 2012	-	$-	25,500,000	$25,500	$8,550	$(67,984)	$(33,934)

Net loss	-	-	0	0	0	(20,312)	(20,312)
Balance - December 31, 2013	-	-	25,500,000	25,500	8,550	(88,296)	(54,246)

Stock issued for services	-	-	8,000,000	8,000	0	0	8,000
Net loss	-	-	0	0	0	(121,423)	(121,423)
Balance - December 31, 2014	-	-	33,500,000	33,500	8,550	(209,719)	(167,669)

Net loss 3 months ended 3/31/15	-	-	0	0	0	(26,890)	(26,890)
Balance - March 31, 2015	-	$-	33,500,000	$33,500	$8,550	$(236,609)	$(194,559)

Net loss 3 months ended 6/30/2015	-	-	0	0	0	(27,708)	(27,708)
Balance - June 30, 2015	-	$-	33,500,000	$33,500	$8,550	$(264,317)	$(222,267)

"See accompanying notes to financial statements."

F-6

IMC HOLDINGS INC.

STATEMENTS OF CASH FLOWS

	For the six months ended June 30, 2015	For the year ended December 31, 2014	For the year ended December 31, 2013
	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net loss	$(26,890)	$(121,423)	$(20,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	477	2,693	3,165
Stock issued for services	0	8,000	0
Increase in current liabilities:	0	0	0
Accrued liabilities	26,383	110,560	6,560
Net cash used in operating activities	(30)	(170)	(10,587)

Cash flows from investing activities:
None	0	0	0
Total	0	0	0

Cash flows from financing activities:
None	0	0	0
Net cash provided by financing activities	0	0	0

Net increase in cash and cash equivalents	(30)	(170)	(10,587)

Cash and cash equivalents, beginning balance	7,178	7,348	17,935

Cash and cash equivalent, ending balance	$7,148	$7,178	$7,348

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$0	$0	$0
Cash paid for interest	$0	$0	$0

Supplemental disclosures of non-cash investing and financing activities:
None	$0	$0	$0

"See accompanying notes to financial statements."

F-7

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

NOTE 1 – Nature of Operations

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “us” and “IMC” shall mean IMC Holdings Inc., a Nevada corporation.

IMC Holdings LLC, a Texas limited liability company (the "LLC"), was formed under the laws of Texas on August 10, 2005. The LLC did not start any operations until after its merger with IMC Holdings Inc., a Nevada corporation (the “Company”). The Company was formed and incorporated under the laws of Nevada on August 26, 2011. On August 13, 2012, the Company’s merger with the LLC became effective and the LLC ceased its minimal operations. Prior to the merger, the Company had no business operations, other than maintaining its good standing as a Nevada corporation. Pursuant to the merger, the Company issued 1,000,000 shares of common stock in exchange for all units outstanding of the LLC on such date.

The Company obtained the rights to a comprehensive electronic medical practice management and electronic medical records software package from Z Healthcare Management, LP, a Texas limited partnership, a related party. The software is designed to support a full range of medical practices and medical specialties allowing physicians, group plans and healthcare organizations to improve patient care, streamline workflow and meet objectives while cutting costs, improving productivity and maximizing profits.

The Company’s fiscal year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of IMC Holdings, Inc. management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of its assets acquired and liabilities assumed in business transactions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

F-8

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

Property and Equipment

Property and equipment consists of furniture and office equipment which is recorded at cost and is depreciated on a straight-line basis over its estimated useful life of three years.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows. Through September 30, 2013, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company’s products or services will continue which could result in an impairment of long-lived assets in the future.

Intangible Assets

Intangible Assets are stated at cost, less accumulated amortization. Amortization is provided using the straight-line method over the estimated useful life of ten years. The Company periodically reviews its intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. No impairment charge was recorded for the three months ended March 31, 2015 and for the two year period ended December 31, 2014 and 2013, respectively.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-9

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. The Company had no financial assets or liabilities carried and measured on a non-recurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Revenue Recognition

The Company expects to recognize revenues when persuasive evidence of an arrangement exists, collectability of arrangement consideration is reasonably assured, the arrangement fees are fixed or determinable and delivery of the product or service has been completed. If at the outset of an arrangement, the Company determines that the collectability is not reasonably assured, revenue is deferred until the earlier of when collectability becomes probable or the receipt of payment. If there is uncertainty as to the customer’s acceptance of the Company’s deliverables, revenue is not recognized until the earlier of receipt of customer acceptance or expiration of the acceptance period. If at the outset of the arrangement, the Company determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes estimable, assuming all other revenue recognition criteria have been met.

In October 2009, the Financial Accounting Standards Board (FASB) issued amended revenue recognition guidance for arrangements with multiple deliverables. The new guidance requires the use of management’s best estimate of selling price for the deliverables in an arrangement when vendor specific objective evidence, vendor objective evidence or third party evidence of the selling price is not available. In addition, excluding specific software revenue guidance, the residual method of allocating arrangement consideration is no longer permitted, and an entity is required to allocate arrangement consideration using the relative selling price method.

To the extent the Company sells products that may consist of multiple deliverables the revenue recognition is subject to specific guidance. A multiple-deliverable arrangement is separated into more than one unit of accounting if the following criteria are met:

•	The delivered item(s) has value to the client on a stand-alone basis; and

•

If the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the Company’s control.

If these criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized ratably over the contract term or being deferred until the earlier of when such criteria are met or when the last undelivered element is delivered. If these criteria are met for each element and there is a relative selling price for all units of accounting in arrangement, the arrangement consideration is allocated to the separate units of accounting based on each unit’s relative selling price.

F-10

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At March 31, 2015, December 31, 2014 and 2013, there were no potentially dilutive common shares outstanding during the period.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has oneoperating segment as of March 31, 2015.

Off-balance sheet arrangements

The Company does not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, the Company has not guaranteed any obligations of unconsolidated entities or entered into any commitment to provide additional funding to any such entities.

F-11

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

Recent Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of:

	6/30/2015	12/31/2014	12/31/2013
Furniture and equipment	$3,770	$3,770	$3,770
Less: accumulated depreciation	(3,770)	(3,770)	(2,985)
Total	$0	$0	$785

Depreciation expense was $0 for the three and six months ended June 30, 2015 and for the years ended December 31, 2014 and 2013 was $ 1,257 and $785.

NOTE 4 – SOFTWARE LICENSE

On August 20, 2010, IMC Holdings LLC entered into a Technology License Agreement with Z Healthcare Management LP (“ZHM”), a related party, to exclusively market, sell, and sub-license software products and ancillary products developed by ZHM to healthcare organizations and operations worldwide, subject to a reservation of rights to use and license the software to any entity that is owned or controlled by Robert Zayas, the President and Chief Executive Officer of the Company. Upon the completion of merger of IMC Holdings LLC with and into IMC Holdings, Inc., the Technology License Agreement became null and void. On September 1, 2012, the Company re-entered into a Technology License Agreement (the “Software License”) with ZHM. The Software License granted the Company the exclusive right to market, sell, and sub-license software products and ancillary products developed by ZHM to healthcare organizations and operations worldwide, subject to a reservation of rights to use and license the software to any entity that is owned or controlled by Robert Zayas, the President and Chief Executive Officer of the Company. In exchange for licensing the Software License, the Company issued 19,000,000 common shares to ZHM at par value of $0.001 of $19,000, which was the previously agreed upon valuation price with IMC Holdings LLC for the Software License. In consideration of Software License, the Company agreed to pay to ZHM, a royalty of 12.5% of the net sales price of software sold or sub-licensed, and a royalty of 4% of net sales generated from the services related to the software products. Royalties shall be paid to ZHM quarterly, not more than forty-five days after the end of the calendar quarters. Royalties shall be payable when the licensed products have been invoiced or shipped by the Company. To date, no royalty amount is due or accrued.

F-12

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

If the Company does not pay to ZHM any of the payments required on time, an additional 1% per month of any unpaid balance will be paid as penalty for late payment. In the event that the total royalties for a calendar year or four successive calendar quarters be less than the $99,000 minimum required royalty payable to ZHM, the Company shall to pay a minimum license fee equal to the difference between the minimum royalty payable and the actual royalty payments made. In the event that the Company does not fulfill its minimum royalty obligations and does not elect to pay the minimum required royalty, ZHM shall have the right to consider such failure as constituting a material breach of the Software License, and ZHM may elect to terminate the Agreement. The first year of minimum required royalty obligation of $99,000 shall be on or after the forty five days after the end of the fourth quarter of year 2014.

The Company has capitalized costs of acquiring the rights to use Software Licenses for a ten year period which consisted of the following at:

	6/30/2015	12/31/2014	12/31/2013
Software license	$19,000	$19,000	19,000
Less: accumulated amortization	(5,403)	(4,449)	(2,541)
Total	$13,597	$14,551	16,459

The Company amortizes the Software License costs using the straight line method over the estimated useful life of ten years. The Company recorded an amortization expense of $477 and $954 for the three and six months ended June 30, 2015 and $1,900 and $1,900 for the years ended December 31, 2014 and 2013.

NOTE 5 – RELATED PARTY TRANSACTIONS

On December 31, 2013, the Company issued 5,000,000 shares of its common stock to our president a Related Party. Shares issued to the Related Party were valued at the par (nominal) value of $0.001 per share or $5,000.

On May 1, 2014, the Company issued 3,000,000 shares of its common stock at par value to General Pacific Partners as payment for consulting services. Shares issued were valued at the par (nominal) value of $0.001 per share or $3,000.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Pursuant to terms of the Software License agreement originally dated September 1, 2012, the Company is obligated to a pay $99,000 minimum required royalty to ZHM. In the event that the total royalties for a calendar year or four successive calendar quarters be less than the $99,000 minimum required royalty to ZHM, the Company shall have the right to pay a minimum license fee equal to the difference between the minimum royalty and the actual royalty payments made. The first year of the minimum $99,000 required royalty obligation shall be on or after the forty five days after the end of the fourth quarter of year 2014.

Total minimum Software License commitments of the Company at March 31, 2015 are as follows:

For the year ended December 31,	Amount
2015	$49,500
2016	99,000
2017	99,000
2018	99,000
2019	99,000
Total	$445,500

F-13

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

NOTE 7 – EQUITY TRANSACTIONS

On December 31, 2013, the Company issued 5,000,000 shares of its common stock to a founder, officer and director of the Company as compensation for services.

On May 1, 2014, the Company issued 3,000,000 shares of its common stock to General Pacific Partners as compensation for consulting services.

The Company has not established a stock option plan nor has issued any stock options and warrants outstanding as of March 31, 2015.

As a result of all common stock issuances as of March 31, 2015, the Company had 33,500,000 shares of common stock issued and outstanding.

NOTE8 – NET INCOME (LOSS) PERSHARE

The following table sets forth the information used to compute basic and diluted net income per share attributable to IMC Holdings, Inc. for the six months ended June 30, 2015 and years ended December 31, 2014 and 2013:

	30-Jun-15	31-Dec-14	31-Dec-13
Net Income (Loss)	$(54,598)	$(116,423)	$(25,312)

Weighted-average common shares outstanding basic:

Weighted-average common stock	33,500,000	33,510,690	25,513,699
Equivalents
Stock options	0	0	0
Warrants	0	0	0
Convertible Notes	0	0	0
Weighted-average common shares
outstanding- Diluted	33,500,000	33,510,698	25,513,699

F-14

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

NOTE 8 – INCOME TAXES

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate of 34% to the income taxes reflected in the Statements of Operations:

	6/30/2015	12/31/2014	12/31/2013
Tax expense at statutory rate - federal	-34%	-34%	-34%
State tax expense, net of federal benefit	0%	0%	0%
Valuation allowance	34%	34%	34%
Tax expense at actual rate	0%	0%	0%

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30, 2015 and December 31, 2014 and 2013 are as follows:

Deferred tax assets and liabilities:	6/30/2015	12/31/2014	12/31/2013
Net operating loss carryforward	$(264,317)	$209,719	$88,296
Valuation allowance	264,317	(209,719)	(88,296)
Net deferred tax asset	$0	$0	$0

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

At June 30, 2015 and December 31, 2014 and 2013, the Company had deferred tax assets of approximately $89,868 and $71,304 and $31,721 which begin to expire in 2033. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance for the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013 was an increase of $18,564 and $39,583 and $8,606, respectively.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740-10-15. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of tax years 2014 and 2013 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

F-15

IMC HOLDINGS INC.

Notes to Financial Statements

As of June 30, 2015

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has limited operations and consistently incurred operating losses, and as of June 30, 2015 the Company had a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 10 – CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through June 30, 2015. The Company’s bank balances did not exceed FDIC insured amounts as of June 30, 2015.

NOTE 11 – SUBSEQUENT EVENTS

We have evaluated subsequent events and transactions that occurred through the date and time our financial statements were issued for potential recognition or disclosure in the accompanying financial statements. We did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

F-16